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                                                                   EXHIBIT 10.20


                                 DESCRIPTION OF
                       VOLUNTARY EARLY RETIREMENT PROGRAM


         The Voluntary Early Retirement Program (VERP) was announced to the Company's North American Salaried Employees on July 2, 2001 and, with respect to retirements, was effective October 1, 2001.

         The VERP was offered to certain North American salaried employees age 50 or older with ten or more years of service, as of September 15, 2001, excluding salaried employees of the Company's Somerset, Kentucky plant, its Little Giant Pump Company and MP Pumps Company subsidiaries, and salaried employees not actively at work on July 1, 2001.

         The special enhanced retirement benefits offered under this VERP include:

         -    Unreduced and immediate monthly pension benefits at current age,
         - An increase of up to five years in service (to a maximum of 35 years) when calculating pension.
         - The opportunity to use current base pay when calculating pension instead of final five year average pay, and
         -    Full retiree medical benefits when retired.